As filed with the Securities and Exchange Commission on December 12, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas

74-1492779

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82 Dallas, Texas (Address of Principal Executive Offices)	75251 (Zip Code)

EXCO Resources, Inc. Employees Savings Trust

(Full title of the plan)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700, LB 82

Dallas, Texas 75251

(Name and address of agent for service)

(214) 368-2084

(Telephone number, including area code, of agent for service)

with copies of communications to:

Thomas H. Yang

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas  75202

(214) 651-5545

(214) 200-0641 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	one share	$8.24	$8.24	$0.01

(1)

This Registration Statement is being filed pursuant to Instruction E of Form S-8 to register, for issuance pursuant to the EXCO Resources, Inc. Employees Savings Trust (the “Plan”), one additional share of Common Stock. In addition, as permitted by Interpretation #90 of Section G in the Securities and Exchange Commission, Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations, 249,697 additional shares of Common Stock, and associated plan interests, originally registered on a Registration Statement on Form S-8 (Registration No. 333-133481) with respect to the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (the “North Coast Plan”) and not issued pursuant to such North Coast Plan are being moved to this Registration Statement. The North Coast Plan was merged into the EXCO Employees Savings Trust effective January 1, 2008. A fee in the amount of $352.00 with respect to the shares of Common Stock being moved to this Registration Statement was previously paid in connection with the filing of Registration Statement No. 333-133481.

(2)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on December 10, 2008.

EXPLANATORY NOTE

EXCO Resources, Inc. (the “Registrant”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional one share of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the EXCO Resources, Inc. Employees Savings Trust (the “EXCO Plan”). Also, the Registrant is filing this Registration Statement to register, for offer and sale under the EXCO Plan, 249,697 shares of Common Stock (the “Carried-Over Shares”) that remained available for offer and sale pursuant to the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (the “North Coast Plan”) when the North Coast Plan was merged into the EXCO Plan, effective January 1, 2008.

Except as otherwise set forth below, the contents of the Registration Statement on Form S-8 (File No. 333-133481) filed with the Securities and Exchange Commission on April 21, 2006, as amended by Post-effective Amendment No. 1 to Form S-8 filed with the Securities and Exchange Commission on December 12, 2008, are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents set forth below are hereby incorporated by reference in this registration statement:

(i)                                     our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(ii)                                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 7, 2008;

(iii)                               our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed on August 6, 2008;

(iv)                              our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 filed on November 6, 2008;

(v)                                 our Current Report on Form 8-K dated February 20, 2008 and filed on February 26, 2008 (except for information furnished in connection with such Current Report pursuant to Item 2.02, which shall not be incorporated by reference into this prospectus), as amended by Amendment No. 1 to our Current Report on Form 8-K/A filed on March 27, 2008; and

(vi)                              our Current Report on Form 8-K dated July 14, 2008, filed on July 16, 2008;

(vii)                           our Current Report on Form 8-K dated December 1, 2008, filed on December 5, 2008;

(viii)                        our Current Report on Form 8-K dated December 8, 2008, filed on December 8, 2008;

(ix)                              Annual Report of the EXCO Resources, Inc. Employees Savings Trust on Form 11-K for the fiscal year ended December 31, 2007 filed on June 27, 2008; and

(x)                                 the description of our common stock contained in our Current Report on Form 8-K dated September 28, 2007 and filed on September 28, 2007, including all amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such reports or documents are filed. Information contained herein modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained herein or in earlier-dated documents incorporated by reference.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8.  Exhibits.

See “Index to Exhibits” for a description of our exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of December, 2008.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Douglas H. Miller
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 12th day of December, 2008.

EXCO RESOURCES, INC. EMPLOYEES SAVINGS TRUST

By:	/s/ J. Douglas Ramsey
J. Douglas Ramsey
Trustee

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith or J. Douglas Ramsey, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons and in the following capacities on the 12th day of December, 2008.

Signature	Title

/s/ Jeffrey D. Benjamin	Director
Jeffrey D. Benjamin

/s/ Vincent J. Cebula	Director
Vincent J. Cebula

/s/ Earl E. Ellis	Director
Earl E. Ellis

/s/ B. James Ford	Director
B. James Ford

/s/ Douglas H. Miller	Chairman and Chief Executive Officer
Douglas H. Miller	(Principal Executive Officer)

/s/ Robert H. Niehaus	Director
Robert H. Niehaus

/s/ Boone Pickens	Director
Boone Pickens

/s/ J. Douglas Ramsey	Vice President, Chief Financial Officer and Treasurer
J. Douglas Ramsey	(Principal Financial Officer)

/s/ Jeffrey S. Serota	Director
Jeffrey S. Serota

/s/ Rajath Shourie	Director
Rajath Shourie

/s/ Stephen F. Smith	Vice Chairman and President
Stephen F. Smith

/s/ Robert L. Stillwell	Director
Robert L. Stillwell

/s/ Mark E. Wilson	Vice President, Chief Accounting Officer and Controller
Mark E. Wilson	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1

Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.2

Articles of Amendment to the Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.3	Amended and Restated Bylaws of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 8, 2007 and filed on August 10, 2007 and incorporated by reference herein.

4.4

Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.5

Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.6

Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.7

Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.8

Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.9

Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.10	Specimen Stock Certificate for EXCO’s common stock, filed as an Exhibit to EXCO’s Amendment No. 2 to the Form S-1 (File No. 333- 129935) filed on January 27, 2006 and incorporated by reference herein.

4.11

First Amended and Restated Registration Rights Agreement, by and among EXCO Holdings Inc. and the Initial Holders (as defined therein), effective January 5, 2006, filed as an Exhibit to EXCO’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein.

4.12

Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the 7.0% Cumulative Convertible Perpetual Preferred Stock and the Hybrid Preferred Stock, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.13

Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the Hybrid Preferred Stock, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

23.1	Consent of KPMG LLP, filed herewith.

23.2	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.3	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.4	Consent of Lee Keeling and Associates, Inc., filed herewith.

Exhibit No.	Description
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

The registrant has submitted the EXCO Plan to the Internal Revenue Service, or the IRS, in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.